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                                                                    EXHIBIT 23.1



                                CONSENT OF INDEPENDENT
                             CERTIFIED PUBLIC ACCOUNTANTS


Consolidated Stainless, Inc.
Orlando Florida


    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 1997 relating to the financial statements of Consolidated Stainless, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.



                             /s/BDO Seidman, LLP
                             ----------------------------
                             BDO Seidman, LLP


Orlando, Florida
September 26, 1997